UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2005 (December 21, 2005)

J. ALEXANDER’S CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	1-08766	62-0854056

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202

(Address of principal executive offices) (Zip Code)

(615) 269-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2005, the Compensation Committee of the Board of Directors of J. Alexander’s Corporation (the “Company”) approved the grant of options to purchase the Company’s Common Stock to the following executive officers, as follows:

Name	Number of Shares	Exercise Price
Lonnie J. Stout	10,000	$8.22
Chairman, President and	40,000	$9.50
Chief Executive Officer

R. Gregory Lewis	30,000	$8.22
Vice President and	10,000	$9.50
Chief Financial Officer

Michael Moore	20,000	$8.22
Vice President of Human Resources	10,000	$9.50
and Administration

Mark A. Parkey	20,000	$8.22
Vice President and	10,000	$9.50
Controller
The exercise price of $8.22 was the closing sale price of the Common Stock on the American Stock Exchange on the date of grant. The options were granted pursuant to the Company’s 2004 Equity Incentive Plan. The options have a term of ten years and are intended to be incentive stock options to the extent permitted under Section 422 of the Internal Revenue Code. The options are immediately exercisable, but any shares of Common Stock that are purchased are subject to restrictions on resale and may not be sold or disposed of prior to December 21, 2007. The resale restrictions lapse upon termination of the optionee’s employment for any reason. The form of Incentive Stock Option Agreement for these options is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

          10.1      Form of 2005 Incentive Stock Option Agreement

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 28, 2005	J. ALEXANDER’S CORPORATION
	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of 2005 Incentive Stock Option Agreement

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